Exhibit 99.1
UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA

IN RE ZUORA, INC. DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	Lead Case No. 3:19-cv-05701-SI (Consolidated with Case No. 3:19-cv-05702-SI) NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE MATTERS

TO:     ALL PERSONS OR ENTITIES WHO HOLD OR BENEFICIALLY OWN, DIRECTLY OR INDIRECTLY, ZUORA, INC. (“ZUORA” OR THE “COMPANY”) COMMON STOCK AS OF MAY 9, 2023 (“CURRENT ZUORA SHAREHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED CONSOLIDATED SHAREHOLDER DERIVATIVE ACTION (THE “ACTION”) BY ENTRY OF THE JUDGMENT BY THE COURT AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD ZUORA COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.
THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.
THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.
Notice is hereby provided to you of the proposed settlement (the “Settlement”) of the above-referenced shareholder derivative lawsuit as well as related suits. This Notice is provided by Order of the U.S. District Court for the Northern District of California (the “Court”). It is not an expression of any opinion by the Court. It is to notify you of the terms of the proposed Settlement, and your rights related thereto.
I.WHY THE COMPANY HAS ISSUED THIS NOTICE
Your rights may be affected by the Settlement of the following actions:
•In re Zuora, Inc. Derivative Litigation, Lead Case No. 3:19-cv-05701-SI (N.D. Cal.);
•DeRycke v. Tzuo, et al., Case No. 3:22-cv-2775-SI (N.D. Cal.);
•In re Zuora, Inc. Derivative Litigation, Lead Case No. 1:20-cv-00714-CFC (D. Del.); and
•In re Zuora, Inc. Stockholder Derivative Litigation, Case No. 2021-0147-SG (Del. Ch.).
Plaintiffs in these actions (the “Litigation”), Andrew Lichter, Keith Beaven, Theresa DeRycke (Sbarra), Ahtesham Ahmed, Kenneth Schuster, Aleta Thompson, and Matthew Harney1 (on behalf of themselves and derivatively on behalf of Zuora) (collectively “Plaintiffs”); individual defendants Marc Diouane, Peter Fenton, Kenneth A. Goldman, Timothy Haley, Jason Pressman, Tyler Sloat, Tien Tzuo, Michelangelo Volpi, and Magdalena Yesil (“Individual Defendants”); and nominal defendant Zuora have agreed upon terms to settle the Litigation, through counsel, and have signed a written Stipulation and Agreement of Settlement (“Stipulation”) setting forth those settlement terms. Together, the Individual Defendants and nominal defendant Zuora are referred to as “Defendants.”
On September 15, 2023, at 10:00 a.m., San Francisco Courthouse, Courtroom 1 – 17th Floor, 450 Golden Gate Avenue, San Francisco, CA 94102, the Honorable Judge Susan Illston will hold a hearing (the “Settlement Hearing”) in this action. The purpose of the Settlement Hearing is to determine, pursuant to Federal Rule of Civil Procedure 23.1: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether the notice of the Settlement to Current Zuora Shareholders fully satisfied the requirements of Federal
1 The Settlement also includes Janet Kernan, a Zuora stockholder who sent an inspection demand to Zuora pursuant to 8 Del. C. § 220.

Rule of Civil Procedure 23.1 and the requirements of due process;
(iii) whether a final judgment should be entered; (iv) whether the agreed-to Fee and Expense Amount and Service Awards to Plaintiffs should be approved; and (v) such other matters as may be necessary or proper under the circumstances.
The Court may: (i) approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Current Zuora Shareholders; (ii) continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to Current Zuora Shareholders; and (iii) conduct the Settlement Hearing remotely without further notice to Current Zuora Shareholders. If you intend to attend the Settlement Hearing, please consult the Court’s calendar and/or the website of Zuora (http://investor.zuora.com) for any change in date, time or format of the Settlement Hearing.
II.SUMMARY OF THE ACTION
A.Description of the Derivative Actions and Settlement
Zuora, a Delaware corporation headquartered in Redwood City, California, is a software company that designs and sells service applications for companies. The Company is a cloud-based subscription platform that provides software to enable companies across multiple industries and geographies to launch, manage, or transform to a subscription-based model. Zuora Billing (“Billing”) is a software that helps Zuora’s customers bill their subscribers. Zuora RevPro (“RevPro”) is a software that helps Zuora’s customers properly recognize revenue.
In the Litigation, Plaintiffs allege, as reflected in the shareholder derivative complaints, that the Individual Defendants breached their fiduciary duties to Zuora and its stockholders by making or causing Zuora to make false and misleading public statements that represented that data generated by Billing was easily integrated into RevPro, thereby streamlining a customer’s bookkeeping. Plaintiffs further allege that, in truth, customers needed to either manually export billing data from Billing and then manually input it into RevPro, or create their own integration software, which was expensive and time-consuming, and thus a key purported benefit of the

Company’s software was not as advertised. Plaintiffs allege in the Litigation that the Individual Defendants failed to disclose material issues with the Company’s primary products, and, as a result, the price of the Company’s securities during and after the initial public offering of its common stock was artificially inflated.
Plaintiffs further allege that the Individual Defendants were unjustly enriched and that certain of the Individual Defendants sold their personally held shares of Zuora stock at artificially inflated prices while in possession of material nonpublic information.
On May 30, 2019, Zuora issued a press release announcing its financial results for the quarter ended April 30, 2019. The Company also announced that it was reducing its guidance for the upcoming quarter and fiscal year 2020, and revealed that Defendant Diouane would be stepping down as President and Head of Sales. Among other damages to Zuora, the Litigation alleges that the Individual Defendants’ misconduct exposed Zuora to liability in the consolidated securities class action pending in the United States District Court for the Northern District of California captioned, Roberts v. Zuora, Inc., et al., Case No. 3:19-cv-03422-SI (the “Federal Class Action”) and the consolidated securities class action pending in the Superior Court of California, County of San Mateo, captioned Olson v. Tzuo, Case No. 20-CIV-01918 (the “State Class Action,” together with the Federal Class Action, the “Securities Class Actions”).
B.The Settlement Negotiations
On December 9, 2022, Defendants and Plaintiffs participated in a formal mediation addressing the Litigation. The mediation was supervised by a mediator who is a nationally recognized neutral with extensive experience litigating and mediating complex stockholder derivative and class actions.
While the December 9, 2022, mediation ended without a settlement, Defendants and Plaintiffs nonetheless made meaningful progress and continued their settlement negotiations after the mediation with the mediator’s assistance. Detailed written proposals and counter-proposals were exchanged and debated in numerous communications. Ultimately, on December 12, 2022,

Defendants and Plaintiffs reached an agreement-in-principle on corporate governance measures that will be adopted by Zuora as consideration for a global resolution of the Litigation.
After Defendants and Plaintiffs reached an agreement-in-principle on the material substantive terms to resolve the Litigation, Plaintiffs’ counsel and Defendants’ counsel commenced negotiations regarding an appropriate award of attorneys’ fees and expenses commensurate with the value of the Settlement benefit and the contributions of Plaintiffs’ counsel to the Settlement. The fee negotiations were facilitated and supervised by the mediator, who was familiar with the complexity of the issues, risks, and challenges confronted by Plaintiffs, as well as the Plaintiffs’ counsel’s efforts in securing the Settlement benefit. Following a number of exchanges through the mediator, Plaintiffs’ counsel and Defendants’ counsel accepted the mediator’s proposal, agreeing to the payment by Zuora’s insurers to Plaintiffs’ counsel for their attorneys’ fees of $2 million, subject to Court approval.
III.TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT
The proposed Settlement requires the Company to adopt certain corporate governance measures that are outlined in Exhibit A to the Stipulation (“Measures”). The Measures shall be maintained for a minimum period of four (4) years following the Effective Date of the Settlement, subject to certain terms set forth in the Stipulation. The Settling Parties agree that the litigation and settlement efforts in the Litigation were the precipitating, substantial and material factor in the Board’s agreement to adopt, implement, and maintain the Measuresfor the agreed term, and that the Measures confer substantial benefits to Zuora and its shareholders. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court.
IV. PLAINTIFFS’ COUNSEL’S ATTORNEYS’ FEES AND EXPENSES
After negotiating the principal terms of the Settlement, counsel for the Settling Parties, and the insurers, acting by and through their counsel, separately negotiated the attorneys’ fees and expenses with the assistance of the mediator.

Zuora has agreed to cause its insurers to pay to Plaintiffs’ counsel an award of attorneys’ fees and expenses in the total amount of $2 million (the “Fee and Expense Amount”), subject to approval by the Court. The Settling Parties mutually agree that the Fee and Expense Amount is fair and reasonable in light of the benefits conferred upon Zuora and the Current Zuora Shareholders by the Settlement. Additionally, Plaintiffs may apply to the Court for service awards in the amount of up to $2,000 for each of the seven Plaintiffs (“Service Awards”), to be paid out of such Fee and Expense Amount awarded by the Court.
V.REASONS FOR THE SETTLEMENT
Counsel for the Settling Parties believe that the Settlement is in the best interests of Zuora and its shareholders.
A.Why Did Plaintiffs Agree to Settle?
Plaintiffs and Plaintiffs’ counsel believe that the claims asserted in the Litigation have merit and that their investigations support the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, and in light of the benefits of the Settlement as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trials and appeals, Plaintiffs have concluded that it is desirable that the Litigation be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Plaintiffs and Plaintiffs’ counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Litigation against the Individual Defendants through trials and possible appeals. Plaintiffs and Plaintiffs’ counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Litigation, as well as the difficulties and delays inherent in such litigation. Based upon their thorough investigation and evaluation of the relevant evidence, substantive law, procedural rules, and their assessment of the interests of Zuora and its shareholders, Plaintiffs and Plaintiffs’ counsel have determined that the Settlement’s guarantee of substantial benefits conferred upon Zuora and its shareholders in the form of the Measures is fair, reasonable and adequate consideration for forgoing the pursuit of a potentially superior recovery through further litigation, and serves the best interests of Zuora and its shareholders.
Plaintiffs’ counsel attest that they conducted an investigation relating to the claims and the underlying events alleged in the Litigation, including, but not limited to: (i) negotiating for and reviewing thousands of pages of non-public, Board-level corporate books and records obtained pursuant to Section 220 inspection demands; (ii) reviewing and analyzing the Zuora’s public filings with the Securities and Exchange Commission, press releases, announcements, transcripts of investor conference calls, and news articles; (iii) reviewing and analyzing the investigations in publicly-available pleadings against Zuora related to the allegations in the Litigation; (iv) reviewing and analyzing the allegations contained in the related securities class actions; (v) researching, drafting, and serving the shareholder demands; (vi) researching, drafting, and filing shareholder derivative complaints; (vii) reviewing over 37,000 pages documents of internal corporate documents and transcripts and exhibits from the depositions taken in the Federal Class Action produced to Plaintiffs by Zuora in connection with the Litigation; (viii) researching the applicable law with respect to the claims asserted (or which could be asserted) in the Litigation and the potential defenses thereto; (ix) researching corporate governance issues; (x) preparing detailed settlement demands in connection with the mediation; (xi) participating in the mediation; (xii) engaging in extensive pre- and post-mediation settlement discussions with the mediator and Defendants’ counsel; and (xiii) negotiating and drafting the settlement documentation for presentment to the Court.
Plaintiffs’ counsel’s decision is further informed by their experience and thorough analysis of the facts and law governing the applicable derivative standing and pleading requirements, substantive claims and defenses, and damages and disgorgement remedies. Plaintiffs’ counsel’s assessment of the facts and legal issues material to their recommendation in favor of the Settlement was honed and refined in the course of drafting amended pleadings, in connection with preparing and submitting mediation submissions, and during the many months of substantive written and verbal exchanges with Defendants’ counsel and the mediator.

B.Why Did the Defendants Agree to Settle?
The Individual Defendants have denied, and continue to deny, each and every claim and contention alleged by Plaintiffs in the Litigation and deny any and all allegations of fault, wrongdoing, liability, or damages whatsoever. The Individual Defendants affirm that at all relevant times they acted properly, lawfully, in good faith, in full accord with their fiduciary duties, and in a manner they reasonably believed to be in the best interests of Zuora and its stockholders. Further, the Individual Defendants have denied expressly, and continue to deny expressly, all allegations of wrongdoing, fault, liability, or damage against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Litigation. The Individual Defendants deny that they have ever committed or attempted to commit any violations of law, any breach of fiduciary duty owed to Zuora or its shareholders, or any wrongdoing whatsoever. The Individual Defendants maintain that they had and have meritorious defenses to all claims alleged in the Litigation. Without admitting the validity of any of the claims that Plaintiffs have asserted in the Litigation, or any liability with respect thereto, the Individual Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein. The Individual Defendants are entering into this Settlement because (among other reasons) it will eliminate the uncertainty, distraction, disruption, burden, and expense of further litigation of the Litigation. The Settling Parties agree that neither the Stipulation, nor any of its terms or provisions, nor any act performed or document executed pursuant to or in furtherance of the Settlement: (a) is, may be construed as, or may be used as, an admission of, or evidence of, the truth or validity of any of the Released Claims, any claims or allegations made in the Litigation, or any purported acts or omissions by the Defendants; (b) is, may be construed as, or may be used as, an admission of, or evidence of, any fault, omission, negligence, or wrongdoing by the Defendants, or any concession of liability whatsoever; or (c) is, may be construed as, or may be used as, an admission of, or evidence of, a concession by any Individual Defendant of any infirmity in the defenses that Defendants asserted or could have asserted in the Litigation, or otherwise.

VI.SETTLEMENT HEARING
On September 15, 2023, at 10:00 a.m., the Court will hold the Settlement Hearing in San Francisco Courthouse, Courtroom 1 – 17th Floor, 450 Golden Gate Avenue, San Francisco, CA 94102. At the Settlement Hearing, the Court will consider, pursuant to Federal Rule of Civil Procedure 23.1, whether the terms of the Settlement are fair, reasonable, and adequate and should be finally approved; whether to approve the separately negotiated and agreed Fee and Expense Amount; and whether the Action should be dismissed with prejudice by entry of the Judgment pursuant to the Stipulation. The Court may: (i) approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Current Zuora Shareholders; (ii) continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to Current Zuora Shareholders; and (iii) conduct the Settlement Hearing remotely without further notice to Current Zuora Shareholders.
VII.RIGHT TO ATTEND SETTLEMENT HEARING
Any Current Zuora shareholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. ZUORA SHAREHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.
VIII.RIGHT TO OBJECT TO THE SETTLEMENT AND PROCEDURES FOR DOING SO
You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

A.You Must Make Detailed Objections in Writing
Any objections must be presented in writing and must contain the following information:
1.Your name, legal address, telephone number, and e-mail address;
2.The number of shares of Zuora stock you currently hold, together with third-party documentary evidence, such as the most recent account statement, showing such share ownership, and proof of being a Zuora shareholder as of May 9, 2023 through the present;
3.If the objection is made by the Current Zuora Shareholder’s counsel, the counsel’s name, address, telephone number and e-mail address (if available);
4.A statement of specific objections to the Settlement, the grounds therefor, or the reasons for such Person desiring to appear and be heard, as well as all documents or writings such Person desires the Court to consider; and
5.A list, including dates, courts, case names and numbers, and disposition of any other Settlements to which the individual or entity has objected during the previous seven (7) years.
B.You Must Timely File Written Objections with the Court and Deliver to Counsel for Plaintiffs and the Defendants
ANY WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN August 17, 2023. The Court Clerk’s address is:

Clerk of Court
U.S. District Court for the Northern District of California
450 Golden Gate Avenue
San Francisco, CA 94102-3489

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO COUNSEL FOR PLAINTIFFS AND THE DEFENDANTS SO THEY ARE RECEIVED NO LATER THAN August 17, 2023. Counsel’s addresses are:

Counsel for Plaintiff:
Laurence M. Rosen
THE ROSEN LAW FIRM, P.A.
355 S. Grand Avenue, Suite 2450
Los Angeles, CA 90071

and

Timothy Brown
THE BROWN LAW FIRM, P.C.
767 Third Avenue, Suite 2501
New York, NY 10017

Counsel for Defendants:
Susan S. Muck
WILMER CUTLER PICKERING HALE AND DOOR LLP
One Front Street, Suite 3500
San Francisco, CA 94111

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to the above-referenced counsel for the Parties.
Any attorney retained by a Person intending to appear, and requesting to be heard, at the Settlement Hearing, he, she, or it must, in addition to the requirements set forth above, file with the Clerk of the Court and deliver to counsel listed above for plaintiffs and the defendants a notice of appearance, which must be received by no later than August 17, 2023.
Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.
IX.HOW TO OBTAIN ADDITIONAL INFORMATION
This Notice summarizes the Stipulation. It is not a complete statement of the events of the Action or the Stipulation. For additional information about the claims asserted in the Action and the terms of the proposed Settlement, please refer to the documents filed with the Court in the Action, the Stipulation and its exhibits (they are filed as an exhibit to the Company’s Current Report on Form 8-K, or in a Form 10-Q or Form 10-K, filed with the Securities and Exchange

Commission and available at www.sec.gov), and this Notice of Pendency and Proposed Settlement of Derivative Matters. The “Investor Relations” section of Zuora website (http://investor.zuora.com) provides hyperlinks to the Notice and to the Stipulation and its exhibits. You may obtain further information by contacting Plaintiffs’ counsel at: Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone: (516) 922-5427, E-mail: tbrown@thebrownlawfirm.net; or Phillip Kim, The Rosen Law Firm, P.A., 275 Madison Avenue, 40th Floor, New York, NY 10016, Telephone: (212) 686-1060, E-mail: pkim@rosenlegal.com.
PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE.

DATED: July 14, 2023	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF CALIFORNIA

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